Exhibit 99.2 OPSEC GROUP BRAND READY. INVESTOR PRESENTATION APRIL 2023

DISCLAIMER (1/5) This presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Investcorp Europe Acquisition Corp I (“Investcorp”), OpSec Holdings (“Pubco”) and Orca Holdings Limited (the “Company”). The information contained herein does not purport to be all-inclusive, and none of Investcorp, Pubco, the Company, Credit Suisse Securities (USA) LLC and Citigroup Capital Markets Inc., nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein; and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation (including, without limitation, Credit Suisse Securities (USA) LLC and Citigroup Capital Markets Inc. or any of their respective affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in Investcorp, Pubco, the Company or the combined company. None of Investcorp, Pubco, the Company, Credit Suisse Securities (USA) LLC and Citigroup Capital Markets Inc., nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in Investcorp, Pubco, the Company or the combined company. Confidentiality This meeting and any information communicated at this meeting, including this Presentation, are strictly confidential and should not be discussed outside your organization. Neither this Presentation nor any of its contents may be disclosed or used for any purposes other than information and discussion purposes without the prior written consent of the Company and Investcorp. Forward-Looking Statements Certain statements in this Presentation may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Investcorp’s, Pubco’s, the Company’s or the combined company’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “could”, “should”, “expect”, “intend”, “might”, “will”, “estimate”, “anticipate”, “believe”, “budget”, “forecast”, “intend”, “plan”, “potential”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward- looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Investcorp and its management, and the Company and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. None of Investcorp, Pubco, the Company or the combined company undertakes any duty to update these forward-looking statements. Proprietary and Confidential © OpSec Security, Inc | 2

DISCLAIMER (2/5) For example, statements concerning the following include forward-looking statements: (i) the expected timing and likelihood of completion of the proposed Business Combination, including the risk that the proposed Business Combination may not close due to one or more closing conditions to the proposed Business Combination in the business combination agreement (the “Business Combination Agreement”) not being satisfied or waived on a timely basis or otherwise, or that the required approval of the Business Combination Agreement and related matters by the shareholders of Investcorp may not be obtained; (ii) Investcorp’s potential failure to raise sufficient funds in one or more equity financings so as to meet the closing condition under the Business Combination Agreement that requires it to have $50 million of funds (including funds in its trust account, after deducing any amounts paid out for redemptions by Investcorp shareholders) as of the closing; (iii) the potential inability of Pubco to meet the initial listing standards of the applicable stock exchange following the proposed Business Combination, including due to excessive redemptions of Investcorp’s public shares; (iv) costs related to the proposed Business Combination; (v) the potential occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of the Company, Pubco or Investcorp; (vi) the potential disruption of Company management’s time from ongoing business operations due to the proposed Business Combination; (vii) announcements relating to the proposed Business Combination potentially having an adverse effect on the market price of Investcorp’s securities; (viii) the potential effect of the proposed Business Combination and the announcement thereof on the ability of the Company to retain customers and hire key personnel and maintain relationships with its customers and suppliers and on its operating results and business generally; (ix) risks relating to the growth of the Company’s business and its ability to realize expected results; (x) risks relating to the Company’s plans for targeted acquisitions and upscaling organically; (xi) risks relating to the growth and expansion of the Company’s portfolio of solutions; (xii) risks relating to the viability of the Company’s growth strategy, including related capabilities; (xiii) risks relating to trends and developments in the IP/brand optimization, monetization and protection industry; (xiv) the risk that the combined company may be adversely affect by other economic, business, and/or competitive factors, or adverse macroeconomic conditions, including inflation, supply chain delays and increasing interest rates; (xv) variances between the historical financial information the Company presents and its PCAOB audited financial statements for 2022 which may be significant when they become available; and (xvi) other risks and uncertainties, including those identified in any proxy statement/prospectus in a Registration Statement on Form F-4 relating to the proposed Business Combination (which is expected to be filed by Pubco with the Securities and Exchange Commission (“SEC”)), the “Risk Factors” section of Investcorp’s registration statement on Form S-1, other documents filed by Investcorp from time to time with the SEC and any risk factors made available to you in connection with Investcorp, Pubco, the Company and the proposed Business Combination. No Offer or Solicitation This Presentation and the information contained herein do not constitute (i) (a) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (b) an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction, or (ii) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Proprietary and Confidential © OpSec Security, Inc | 3

DISCLAIMER (3/5) The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. Projections This Presentation contains certain financial forecast information of the Company, including, but not limited to, estimated results for fiscal year 2023 and the Company’s long-term business model. Such financial forecast information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. None of Investcorp’s, Pubco’s or the Company’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation; and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. In addition, the analyses of the Company, Pubco and Investcorp contained herein are not, and do not purport to be, appraisals of the securities, assets or business of the Company, Pubco, Investcorp or any entity. Non-IFRS Financial Measures This Presentation contains non-IFRS financial measures. Any non-IFRS financial measures contained in this Presentation are not measures of financial performance calculated in accordance with IFRS and should not be considered replacements or alternatives to net income or loss, cash flow from operations or other IFRS measures of operating performance or liquidity. Non-IFRS financial measures should be viewed in addition to, and not as a substitute for, analysis of the Company's results reported in accordance with IFRS. Notwithstanding these limitations, and in conjunction with other accounting and financial information available, the Company's management considers such non-IFRS financial measures reasonable indicators for comparisons of the Company against the Company's principal competitors. Please refer to the Appendix of this Presentation for a reconciliation of EBITDA to operating profit. Proprietary and Confidential © OpSec Security, Inc | 4

DISCLAIMER (4/5) OpSec defines EBITDA as earnings before interest, tax, depreciation, amortization, share based payments, and exceptional items. EBITDA is used as a supplemental financial measure by OpSec’s management and external users of financial statements, such as lenders, to assess OpSec's operating performance. OpSec believes that EBITDA assists OpSec’s management and investors in evaluating OpSec’s operating performance by increasing comparability of OpSec’s performance from period to period. This increased comparability is achieved by excluding the potentially disparate effects of interest, tax, depreciation, amortization, share based payments, and exceptional items. These are items which could be affected by various changing financing methods and capital structures, which may significantly affect profit/(loss) between periods. Including EBITDA as a measure benefits investor in selecting between investment alternatives. EBITDA excludes some, but not all, items which affect profit/(loss), and these items may vary among other companies and may therefore not be directly comparable. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Investcorp and the Company are unable to quantify certain amounts that would be required to be included in the most directly comparable IFRS financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable IFRS measures is included and no reconciliation of the forward-looking non-IFRS financial measures is included. For the same reasons, Investcorp and the Company are unable to address the probable significance of the unavailable information, which could be material to future results. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. While the Company believes its internal research is reliable, such research has not been verified by any independent source. Any data on past performance or modeling contained herein is not an indication as to future performance. Investcorp, Pubco and the Company assume no obligation to update the information in this Presentation. Further, the financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement or registration statement to be filed by Investcorp with the SEC. Trademarks Investcorp and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Investcorp or the Company, or an endorsement or sponsorship by or of Investcorp or the Company. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, © or ® symbols, but such references are not intended to indicate, in any way, that Investcorp or the Company will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Proprietary and Confidential © OpSec Security, Inc | 5

DISCLAIMER (5/5) Additional Information In connection with the proposed Business Combination, Pubco intends to file with the SEC a registration statement on Form F-4 containing a preliminary proxy statement/prospectus of Pubco, and after the registration statement is declared effective, Investcorp will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Investcorp’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, Pubco, Investcorp and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Investcorp as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/ prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Investcorp Europe Acquisition Corp I, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman, Cayman Islands KY1-1102. Participants in the Solicitation Investcorp, Pubco, the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Investcorp’s shareholders with respect to the proposed Business Combination. A list of the names of Investcorp’s directors and executive officers and a description of their interests in Investcorp is contained in Investcorp’s final prospectus relating to its initial public offering, dated December 14, 2021, and in Investcorp’s Annual Report on Form 10-K, dated April 1, 2022, which were filed with the SEC and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Investcorp Europe Acquisition Corp I, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman, Cayman Islands KY1-1102. Additional information regarding the interests of the participants in the solicitation of proxies from Investcorp’s shareholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available. Investors and security holders of Investcorp and the Company are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed Business Combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about Investcorp and the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Investcorp can be obtained free of charge by directing a written request to Investcorp Europe Acquisition Corp I, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman, Cayman Islands KY1-1102. Proprietary and Confidential © OpSec Security, Inc | 6

TODAY’S PRESENTERS OPSEC GROUP DR SELVA SELVARATNAM BEV DEW CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER Held several C-level positions in the Software and More than 20 years of financial experience, including Security Solutions industry over 35 years as CFO of Kier, a UK listed business Experience gained in technology and security Experience gained in construction, business services, businesses: De La Rue, HID Global, and Assa Abloy. and international development, with expertise in An entrepreneur and innovator M&A and debt and equity markets INVESTCORP EUROPE ACQUISITION CORP I HAZEM BEN-GACEM BARONESS RUBY CHAIRMAN MCGREGOR-SMITH, CBE Co-Chief Executive Officer of Investcorp, with 26 CHIEF EXECUTIVE OFFICER years of experience with the firm Chair of Mind Gym plc and former President of the British Chairs the investment committees of Investcorp’s Chambers of Commerce. Previously, Chief Executive of Mitie private equity activities in Europe, Middle East and Group plc Asia and is involved in multiple board directorships Non-executive Chair of the Institute of Apprenticeships and of reputable companies Technical Education and the Air Operators Association Proprietary and Confidential © OpSec Security, Inc | 7

OVERVIEW OF TRANSACTION Investcorp Europe Acquisition Corp I (NASDAQ: IVCB) to merge with OpSec Group (1) Valuation Pro forma enterprise value of $426 million (10.7x FY’24E March YE EBITDA of $40 million ) (2) $50 million PIPE fully backstopped by Investcorp Capital Sources Up to $199 million of proceeds held in trust subject to shareholder redemptions (1) Pro forma net debt of $102 million (2.6x FY’24E March YE EBITDA of $40 million ) with Capital Structure $50 million of gross proceeds; incremental proceeds from SPAC and PIPE to deliver additional cash to balance sheet 1. Excludes ~$2.0-$2.5mn of costs associated with running a publicly-listed company. Proprietary and Confidential © OpSec Security, Inc | 8 2. Backstop reduced to the extent gross proceeds delivered (SPAC and PIPE) are above $100 million.

TRANSACTION SUMMARY AT MINIMUM CASH

Illustrative Transaction Structure

- OpSec, a global provider in IP/brand optimization, monetization, and protection, plans to enter into a definitive business combination with Investcorp Europe Acquisition Corp I (NASDAQ: IVCB), at a pro forma enterprise value of $426 million (10.7x FY'24E March YE EBITDA of $40 million[1])
- Up to $50 million in PIPE proceeds, fully backstopped by Investcorp[2] – **any incremental proceeds to be held on balance sheet**
- 50.0% of all founder shares (including 50% of founder shares transferred to existing shareholders of OpSec) subject to an earnout at $12.00
- Sponsor to transfer 30.0% of founder shares (including those subject to earnout)[3] and 12.5% of private placement warrants (excluding those related to the working capital loan) to existing shareholders of OpSec
- Existing shareholders of OpSec to roll ~96% of their equity and maintain ~75% ownership in the combined company

Illustrative Pro forma Enterprise Value

Pro Forma Shares Outstanding	32.4
Assumed Post-Transaction Equity Value	**$324**
Plus: Target Net Debt	122
Less: Cash from Transaction	(20)
Assumed Pro Forma Enterprise Value	**$426**
Post-Transaction EV / FY'24E March YE EBITDA	10.7x
Net Debt / FY'24E March YE EBITDA	2.6x

Illustrative Sources & Uses at Minimum Cash

Sources		Uses	
Committed Capital	$50	Cash to Balance Sheet	$20
Up to ~$199 million of proceeds in trust (19.0 million shares) subject to shareholder redemptions		Secondary Proceeds	10
		Estimated Transaction Fees	20
Total	**$50**	**Total**	**$50**

Illustrative Pro Forma Ownership at Minimum Cash[4]



9%
16%
75%
Existing Shareholders
Commited Capital
Founder Shares

Note: Excludes impact of 17.3 million public warrants and 18.7 million private placement warrants (including 2.0 million warrants from the conversion of working capital loans) struck at $11.50. Also excludes 4.3 million founder shares subject to earnout at $12.00 (1.3 million of which transferred to existing shareholders of OpSec). Includes shares issuable to existing minority shareholders.

1. Excludes ~$2.0-$2.5mn of costs associated with running a publicly-listed company.
2. Backstop reduced to the extent gross proceeds delivered (SPAC and PIPE) are above $100 million.
3. Excludes 108k founder shares held by Independent Directors.
4. Existing shareholder ownership includes 1.3 million transferred sponsor shares. Excludes impact of 19.0 million public IVCB shares subject to redemption rights at minimum cash.

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HIGHLIGHTS FOR FUTURE INVESTMENT OpSec represents a compelling investment opportunity… A leading global provider in IP/brand optimization, monetization, and protection with a complete end-to-end offering 1 Large, fast-growing addressable markets, benefitting from a number of macro trends driving increased spend in IP/brand 2 Innovation-driven, with solutions enhanced by proprietary technology and modern software platforms 3 Exceptional calibre of customer base, representing around two-thirds of the world’s best brands (Interbrand100 Best Global Brands) 4 Strong management team with decades of experience and successful execution of M&A and integration 5 Significant runway for growth through continued expansion into existing/adjacent markets and capabilities, including M&A 6 Compelling financials underpinned by highly reoccurring revenues and strong growth and profitability 7 Proprietary and Confidential © OpSec Security, Inc | 10

1 INTRODUCTION TO OPSEC

OpSec works with some of the world's leading brands and is truly global…

- **$218m**[1] Group revenues in FY'23
- **39%**[1] Group gross margins in FY'23
- **15%**[1] Group EBITDA margin in FY'23
- **~1,300**[1] staff globally, 145 engineers



UK
Online, R&D, Design, IP Management Manufacturing
Denmark, Sweden, Norway
IP Management
US (ID)
Online
US (PA)
Manufacturing
Lithuania
Online
Germany
Online
China & HK
Online Distribution
Japan
Sales
US (CA)
Engineering R&D, Design
US (FL)
Investigative Services
India
Engineering IP Management
Vietnam
Distribution
20+ sites total worldwide
key sites shown

- **5,000+**[1] customers worldwide
  ~2/3 of the Interbrand 100 Best Global Brands
- key industries
  Sports, Media & Tech, Consumer & Industrial, Regulated & Security
- **~90%** Retention rate[2]
- **~95%** Reoccurring revenue[1][3]

10 acquisitions completed

- **2006** Applied Optical Technologies acquires Genuoune and renames as OpSec Security
- **2012** OpSec acquires Delta Labelling, for apparel trim and brand enhancement
- **2012** OpSec acquires the JDSU holographic business and transaction card position
- **2020** OpSec acquires MarkMonitor brand protection division and new OpSec leadership joins
- **2023** OpSec acquires Zacco, a recognized leader in IP portfolio management

Notes: Financials of OpSec Solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions' financials are calendarized to OpSec Solutions' fiscal year end by taking 1/4 of the current calendar year's financials and adding back 3/4 of the previous year's financials.

1. Includes OpSec Solutions and Zacco Solutions.
2. Retention rate represents annual contract value of contracts renewed in FY23/ annual contract value of contracts renewing in 2023 and excludes Zacco solutions.
3. Represents services provided for existing clients, subject to regular product refresh with no contractual minimum volumes. Involves services in physical products and physical/digital solutions, where product lines vary and orders are shorter term in nature albeit under generally documented customer specific Ts and Cs.

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1 WHY OPSEC OpSec has become a leader in building and securing brand identities, assets, and returns for some of the world’s most valuable brands… OPTIMIZING BRANDS & IP Registering and renewing IP (trademarks, patents) Product Assets Optimizing and managing IP portfolios Enforcing IP rights and supporting litigation Identity Content MONETIZING BRANDS & IP Mobilizing licensing and marketing programs Licensing Enhancing brand properties and products Ideas Redirecting lost royalties and revenues Fraud PROTECTING BRANDS & IP Counterfeit Protecting brand identity and products Piracy Safeguarding digital content online Ensuring the integrity of supply chains Proprietary and Confidential © OpSec Security, Inc | 12

1 OPSEC BROUGHT TO LIFE OpSec products, services, and solutions can be found at the heart of some of the world’s most valuable and recognizable brands and intellectual property… OPTIMIZING BRANDS & IP MONETIZING BRANDS & IP PROTECTING BRANDS & IP PROTECTING BRANDS & IP Managing and Protecting IP Licensing and Enhancement Brand Identity and Reputation Creating Authentic Products OpSec optimizes intellectual OpSec provides proprietary OpSec detects and enforces Leading global brands, including property for brand ideas, assets, licensing software and uniquely against online sales of counterfeit major card issuers, trust OpSec to and identities, with more than tagged merchandise to enhance products and tackles fraudulent supply billions of iconic brand imitation of brand identities 250,000 IP rights in portfolio products and assure royalties security components every year Note: Data as of FY’22. Proprietary and Confidential © OpSec Security, Inc | 13

1 THE OPSEC DIFFERENCE OpSec works with around two thirds of the world’s most respected and valuable brands, including 19 of the top 25 most valuable… UNIQUE INNOVATION optical/digital developments to counter new threats and offer new possibilities CUSTOMER COLLABORATION bringing innovation, design, service and reporting that the leading brands expect VERTICAL INTEGRATION combining physical and digital portfolios to create integrated end-to-end solutions OPERATIONAL REACH global coverage of production sites, media channels, marketplaces, and distribution Source: Interbrand Best Global Brands 2022 – the ranking of the world’s most valuable brands. Note: Only a subset of brands shown are OpSec customers. Proprietary and Confidential © OpSec Security, Inc | 14

1 EVOLUTION OF OPSEC OpSec has evolved into an integrated end-to-end IP and brand protection business with several adjacent market opportunities – plus bolt-on capability acquisitions… 2006 - 2020 2020 - 2022 2023 2024 - 2025 REVENUE PHYSICAL BRAND 360° BRAND 360° IP VALUE BRAND (1) (2) (3) (4) ~$88m ~$125m ~$218m ~$275m+ PROTECTION PROTECTION MANAGEMENT PARTNER On-product brand protection Integrated brand protection IP optimization and protection Complete IP management Brand enhancement End-to-end licensing Integrated brand protection End-to-end brand solutions CAPABILITIES Related software platforms Complete online protection End-to-end brand solutions Extended brand enhancement High security authentication Digital content protection IP legal services and support Vertical-specific brand solutions Limited online brand protection High security authentication Digital brand and trust services Expanded portfolio (e.g. domain) Expanded geographically Acquired market leader in online Acquired technology-enabled Acquire new pillars (e.g. specialist brand protection, MarkMonitor IP legal services provider, Zacco packaging, sentiment, licensing) Small bolt-on acquisitions e.g. clothing enhancement Established new management Digitally transforming IP services Acquire industry-specific bolt-on KEY POINTS team and functional structure capabilities (e.g. sports media) Organic R&D investments Major cross-sell of IP and brand Engineering and R&D investment Unique physical/digital services Operational efficiencies/hubs for the world’s leading brands Cross-sell of brand protection Notes: Financials are converted to USD using spot FX rate of DKK/USD 0.143, unless otherwise noted. Sources: 1. Represents FY’20 OpSec revenue based audited financial statements (not converted from DKK to USD using a spot rate), 2. Represents FY’22 OpSec revenue, 3. Represents FY’23 OpSec revenue PF for acquisition of Zacco, 4. Represents FY’25 OpSec revenue PF for acquisition of Zacco; further upside from incremental M&A not included in projections. Proprietary and Confidential © OpSec Security, Inc | 15

2 WHY OPSEC? THE IMPORTANCE OF INTANGIBLES An increasing amount of value is now accounted for by intangible brand value – formed from intellectual property itself plus authenticity and trust… 1145% 3.4m 91% of consumers growth in intangible assets patents filed globally in 2021, claim authenticity and integrity (1) (2) (3) value from 1996 to 2021 an annual increase of 3.6% are critical in evaluating brands 13.9m 1.5m 85% of consumers trademarks filed globally in 2021, industrial designs filed globally in state product sustainability is (2) (2) (3) an annual increase of 5.5% 2021, an annual increase of 9.2% important in evaluating brands Sources: 1. Global Intangible Finance Tracker, Brand Finance, 2. World Intellectual Property Indicators 2022, World Intellectual Property Organization, 3. OpSec Security Consumer Confidence Barometer 2021 (Internal survey conducted by OpSec). Proprietary and Confidential © OpSec Security, Inc | 16

2 FUNDAMENTALS OF THE MARKET However, creating, monetizing and protecting IP is challenging and – in the face of sophisticated expectations and threats – is becoming more technology centric… $225-600bn cost of intellectual property theft Yahoo, DHL, Microsoft, 72% Phishing at Verizon Google, LinkedIn, FedEx, of companies say Verizon came to OpSec Wetransfer, Netflix, HSBC $2.8tn $5.7tn with a significant volume brand protection has gained attention following a general global value of piracy and global e-commerce most phished global of phishing attacks using (5) (1) (3) (2) counterfeit in 2022 increase in cybersecurity focus sales predicted, 2021 brands in email scams their brand to target consumers. OpSec deployed a full suite of annual increase 2020-21 detection and mitigation steps to quickly find and mitigate the phishing 85% 46% attacks as close to of companies of consumers say inception as possible. $1.5-2.0tn $342-761bn have incorporated new brands could increase value of counterfeit value of digital piracy technologies into their trust by protecting (1) (1) (5) (4) and pirated goods in movies and music brand protection efforts their personal data Sources: 1. Economic Impacts of Counterfeiting and Piracy, Frontier Economics, 2. Brand Phishing Report Q4 2022, Checkpoint, 3. Retail e-Commerce Sales Worldwide 2022, Statista, 4. OpSec Security Consumer Confidence Barometer 2021 (Internal survey conducted by OpSec), 5. The Future of Online Brand Protection, MarkMonitor Online Barometer. Proprietary and Confidential © OpSec Security, Inc | 17

2

STRONG MACRO GROWTH DRIVERS

Several mega trends are driving growth in the principal markets that OpSec is exposed to…

Market	Market value	CAGR	Projected market value
IP MANAGEMENT SOFTWARE[(1)]	$7.0bn market value 2022	17.3% CAGR TO 2027	$18.5bn market value 2027
IP LEGAL SERVICES[(2)]	$9.5bn market value 2018	8.9% CAGR TO 2030	$26.5bn market value 2030
IP RIGHTS & ROYALTY MANAGEMENT[(3)]	$9.7bn market value 2022	13.5% CAGR TO 2030	$26.8bn market value 2030
BRAND PROTECTION SOFTWARE[(4)]	$0.4bn market value 2021	22.5% CAGR TO 2028	$1.8bn market value 2028
PRODUCT AUTHENTICATION[(5)]	$3.0bn market value 2020	7.9% CAGR TO 2028	$5.3bn market value 2028


DIGITAL EVERYTHING
MEGA BRANDS
THE ESG CONSUMER
METALIFE & TOKENISATION
HYPER PERSONALIZED
CULTS & CHALLENGERS
ENDEMIC CYBERCRIME

Sources: 1. Intellectual Property Management Software Market Analysis 2022, Mordor Intelligence, 2. Global IP Law Firm Services Market 2018, Dataintelo.com, 3. Intellectual Property Rights and Royalty Management: Global Strategic Business Report 2023, Research and Markets, 4. Online Brand Protection Software Market Global Share, Trends, Analysis and Forecast 2023, Open PR, 5. Authentication and Brand Protection Market Forecast 2021, The Insight Partners.

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3 OPSEC IS A TECHNOLOGY ENABLED BUSINESS OpSec addresses brand challenges with a proprietary portfolio of physical and digital capabilities… Consumer & Industrial Regulated & Security Sports & Apparel Media & Technology IP & BRAND MANAGEMENT BRAND OPERATIONS IP & BRAND PROTECTION Registration Licensing Recognition Identity Control Sustainability Counterfeit Trademark Copyright Engagement Content Effectiveness Assurance Operations Compliance Diversion Reputation Compliance IP Portfolio Licensing & Brand Identity Digital Content Product Identity Product Integrity Product Impact Management Marketing & Reputation Protection & Traceability & Authenticity & Enhancement Proprietary and Confidential © OpSec Security, Inc | 19 SOLUTIONS INDUSTRIES CAPABILITIES

3 DIGITAL AND SYSTEMS CAPABILITIES

OpSec draws upon a wide array of digital technologies and techniques across IP and brand…

CAPABILITIES

- Machine Learning (AI)
- Business Intelligence
- Workflow Automation
- Management Portals
- Internet Harvesting
- System Integration

Product and Service Releases

Trademark (re-development)

Network Intelligence

CleanSearch

NFT Infringement Takedown

Investigative Services

CLEANSEARCH

Identifies and delists pirated search links and drives legitimate content

Patent-pending localization tech replicates real-life search globally

Further developments will provide insights on rights distribution/SEO (search engine optimization)



>50% reduction in impact of piracy on search results in 2 months for a customer

NFT INFRINGEMENT

Detects and removes NFTs that infringe on the IP of rights owners

First to market with an enterprise solution across NFT marketplaces

Reduces consumer confusion and cleans market for genuine drops


NFT

4,600+ enforcements on infringing NFTs in 1 year for a customer

LICENSING SOLUTION

End-to-end solution for licensing to monetize and protect properties

Combines physical and digital components and platforms

Consumer engagement based on API integration to existing platform



6,000+ organizations on OpSec licensing software globally

Source: Company data.

Proprietary and Confidential © OpSec Security, Inc | 20

3 OPTICAL AND MATERIAL SCIENCE CAPABILITIES

OpSec brings together a diverse range of technologies in optical and materials science…

CAPABILITIES

- Advanced Micro Lithography
- Security Design Integration
- Foil Production
- Smart Product Integration
- Adhesives and Structures
- Sustainable Materials

Product Releases

NFC and RFID Integration

Inspire Digital Secure Print

Precision (high-res demet)

SuRe (surface relief effects)

KeyCode (multi-channel OVD)

PRECISION

Intricate demetalization of security foils combined with optical effects

Sustainable and aesthetic integration of brand identity

Additional security and enhances visual brand character



1 of 2 suppliers of this security feature into a leading transaction card issuer

KEYCODE

First security label to feature optically enhanced 2-FA

Authentication code transformed into 3-channel security hologram

Superior on-product security with intuitive consumer authentication



3 channel optical device created by micro lithography

INSPIRE

Secure digital print for flexible combined optical/digital security

Personalized labels for variable data e.g. promotions, UIDs

Highly responsive, with ability to offer viable smaller volumes


OpSec
inspire
Part Number:
101469-01

1st European investment in HP Indigo 6K secure digital print press

Source: Company data.

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4 KEY SEGMENTS AND COMPETITORS

The management and protection of IP and brands covers a broad range of markets – OpSec identifies six principal business lines that it serves...

	REVENUE PROFILE	MARKET POSITION[1]	DESCRIPTION	COMPETITORS
Management of IP Portfolios Strategy, Registration, Renewal, Digital Trust, Litigation Support	~$92m 42% of total	★★★★☆	Tech-enabled IP legal services Blended delivery model and IP portal	Clarivate • Questel • RWS • AWA Budde Schou • Chas Hude
Brand Solutions Licensing, Authentication, Enhancement, Traceability	~$47m 22% of total	★★★★★	Integrated digital and physical solutions Portfolio of patented technologies	Scribos • Avery Dennison • AT&T Octane5 • JPatton • Flowhaven
Transaction Cards Authentication, Enhancement	~$16m 7% of total	★★★★★	Secure foil based security features Audited secure facilities and supply	Kurz • ZSST/CBPM (China) • Toppan
Government Solutions Authentication, Traceability	~$12m 5% of total	★★★☆☆	Integrated digital and physical solutions Technology leveraged via partners	Sicpa • De La Rue • Authentix Kurz • Surys IN Groupe
Online Brand Protection Identity, Infringement, Reputation	~$33m 15% of total	★★★★★	Tech-enabled brand cyber services Industry leading reporting and support	Corsearch • RedPoints • CSC • Tracer PhishLabs • Netcraft • RSA Outseer
Online Media Protection Content Protection, Monetization	~$18m 8% of total	★★★☆☆	Tech-enabled content cyber services Bespoke solutions for content types	FriendMTS • Vobile • Irdeto Nagra • Synamedia

SMALL PRESENCE ☆☆☆☆★ MARKET LEADER ★★★★★

Note: Total revenue based on FY'22 ending March and includes OpSec and Zacco solutions. Financials are converted to USD using spot FX rate of DKK/USD 0.143.

1. Based on internal management estimates and not indicative of third party research.

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4

LICENSING MANAGEMENT + PRODUCT TRACEABILITY CASE STUDIES

OpSec solutions uniquely combine optical/materials capabilities and digital platforms…

LICENSING MANAGEMENT SOLUTION — SPORTS LICENSOR

OpSec combines authentication, consumer engagement and licensing for a major sports licensor, an enduring relationship that spans more than a decade, with several licensees using the platform.

- Strong licensing programme with licensee compliance
- Protect IP rights against global infringers and counterfeiters
- Ensure enforcement teams have the means to remove fakes
- Improve efficiencies in workflow around design approvals

Licensing Agreements 〉 Design Approvals 〉 Unique Identifiers 〉 Ordering of Tags 〉 Royalty Reporting

2,131 users on platform with program access[(1)]	45,023 design requests[(1)]	41,420 designs approved[(1)]

PRODUCT TRACEABILITY SOLUTION — SPORTS APPAREL

OpSec provides a product identity and traceability solution for a major footwear and apparel manufacturer to tackle fakes and provide supply chain visibility across its authorized contract manufacturer network.

- Managed label serialization for a leading apparel company
- Distinguish legitimate and counterfeit products in the field
- Monitor label usage by authorized contract manufacturers
- Shift to in-factory print to shorten production lead times

Serialized Product Data 〉 〉 Supply Chain Event Data 〉 Traceability Audit & Report 〉 End User Verification

40 factories in scheme[(2)]	400+ look ups by customs and brand enforcement[(3)]	100/0 55/45 service bureau vs factory printing shift 2012-2023

1. Data reflects CY'22 totals.
2. Represents total number of factories supplied or served at any point in fiscal year 2023.
3. Data reflects FY'23 totals.

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4 IP REGISTRATION + DIGITAL MEDIA PROTECTION CASE STUDIES

OP SEC

OpSec solutions manage and protect intellectual property assets, including digital content…

IP MANAGEMENT SOLUTION

CROSS INDUSTRY

OpSec provides full lifecycle management of IP assets and identities, with significant onward revenues and margins following the initial IP consultancy and patent registration based on global coverage.

- Beginning of IP lifecycle is the filing of patents as "brand ideas"
- Register trademarks, designs, domain names and identity assets
- Manage portfolio via portal and extract value from renewals etc.
- Provision of additional services to protect digital IP assets

First Filings of Patents › Reciprocity Validation › Reciprocity Patent Filings › Other IP Services › Annuities and Recordals

~$8,500	x10	1,350+
value of initial filing	total revenues from all services over lifecycle	client users on IPview IP management portal[1]

DIGITAL MEDIA PROTECTION SOLUTION

VIDEO ON DEMAND

OpSec provides digital content protection for a global streaming video company, monitoring and enforcing on copyright infringements across multiple platforms, with 175 core content titles onboarded to date.

- Monitor and enforce against live/non-live pirated IP
- Block infringing content from sites (IPTV, UGC, social media)
- Remove unauthorized client IP within minutes of detection
- Extend coverage to other client product lines and content

Targeting and Ops Tasking › 24x7 Channel Monitoring › Report and Enforcement › Search Delisting › Pre-emptive Actions

70	>5,000	~4.1m
new core content titles in last year[2]	total episodes covered for core and additional[2]	infringements enforced against in the last year[2]

Note: IPview is a software repository and intellectual property management portal used by Zacco employees and clients.
1. Data as of April 23, 2023.
2. Data as of April 18, 2023.

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5 EXPERIENCED MANAGEMENT TEAM

OpSec is led by a team that was largely established following the acquisition of MarkMonitor…

OpSec is managed by an Executive Leadership Team, which develops strategy and oversees the operational management of the business joined FEB 2020

DR SELVA SELVARATNAM CEO

More than 35 years experience in technology businesses and security market, spanning De La Rue, HID Global and Assa Abloy. Entrepreneur, innovator and holder of several C-level positions joined JUL 2020

BEV DEW CFO

Over 20 years in international development, construction and business services industries, most recently with Kier Group plc. Experienced in M&A, transformation and debt/equity markets.



joined APR 2023

MATS BOSTRÖM GM, IP SERVICES

Led the Zacco business as Chief Executive Officer since 2013, having previously held positions at Epsilon, ÅF and Sigma. He joins OpSec with the acquisition of Zacco.



joined JUN 2020

BILL BIRNE CRO

Extensive background in SaaS, cybersecurity and networking solutions for the enterprise and consumer markets. Executive positions with Comcast, Motorola, Panasonic and Honeywell.



joined AUG 2020

PETER WAKER COO

Held a variety of senior management roles across Fortune 500 and start-up companies, most recently as Managing Product Director at De La Rue and before that at Du Pont Nemours.



joined JAN 2021

LISA ARROWSMITH CPO

Responsible for delivering best-in-class products/services and customer-centric design. Senior leadership positions in global tech and B2B data companies Omdia and IHS Markit.



joined FEB 2019

NAJAF GILLANI CSDO

20+ years experience leading global software engineering team, working for eBay, Walmart, Macy's and Openwave. He has also started up multiple businesses and innovation labs.



joined FEB 2021

GILES WALKER CMO & STRATEGY

More than 20 years experience across strategy and corporate development, principally in the national security and security sectors with positions at Accenture, Detica, and De La Rue.



joined AUG 2020

RIYA SOOD CHRO

Over 20 years experience in leading HR transformation and change initiatives at Fortune 500 companies. Track record in M&A, integration, divestiture and people initiatives.



joined JAN 2023

THOMAS PEISTRUP GEN COUNSEL

More than 20 years of experience in the practice of law. Held roles in both in-house legal teams and law firms across a range of industries. Highly experiences in oversight of intellectual property.



joined OCT 2020

KEVIN FRASER HEAD OF IT

25 years in the IT industry with the last 17 years in management and senior leadership roles for companies in multiple industries, most recently Software Dev and PPM Director for De La Rue.

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5 GLOBAL PRESENCE AND CAPABILITY

OpSec supports its global customers with an international operational footprint…



Diversified supply chain mitigates disruption risk
UNITED KINGDOM
SCANDINAVIA
Denmark, Sweden, Norway
Global reach allows proximity to major manufacturers
UNITED STATES (E)
Pennsylvania, Florida
CHINA
INDIA
WESTERN EUROPE
Lithuania, Germany, Malta
UNITED STATES (W)
California, Idaho
DOM REP
Embedded in global supply chains, creating high switching costs and barriers to entry
VIETNAM
JAPAN
IP Management
Online
Investigations
Production
Design
R&D
Engineering
Distribution
Sales

~1,300 staff(1)

Americas	27%
Europe	54%
Asia Pacific	19%

20+ sites worldwide

Regional headcount split approx.

Note: Data as of April 2023.
(1) Includes both OpSec Solutions and Zacco Solutions.

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6 GROWTH OPPORTUNITIES AND STRATEGY OpSec is positioned to pursue multiple growth strategies through a combination of target acquisitions and upscaling organically… Increased number of counterfeit Extension of core brand protection BOTH products sold online and offline proposition (e.g., domain, trademark…) CORE PROPOSITIONS More stringent regulation and multiple options to Capture greater share of wallet via greater focus on enforcement add breadth/depth… extensive portfolio (e.g., cross- ORGANIC sell/upsell) Conversion and monetisation of illegitimate consumers/content Extend proposition into other areas ADJACENT MARKETS (e.g., brand management and ACQUIRE operations) Convergence of brand protection multiple other brand and authenticity with ESG agenda needs and budgets… Industry-specific propositions that ACQUIRE address adjacent needs (e.g., sports) Connected products (IoT) and digitized consumer experience SECTOR CONSOLIDATION Extend proposition into SME market Fragmented brand protection BOTH via channel and/or SaaS proposition technologies and supplier base targets in core and adjacent markets… Proprietary and Confidential © OpSec Security, Inc | 27

6 ORGANIC GROWTH TRACTION Improved integration of offerings and restructuring of sales team drive organic growth… CROSS-SELL AND UPSELL TO NEW CUSTOMER WINS EXISTING CUSTOMERS CUSTOMER PRODUCT CUSTOMER UPLIFT INTEGRATION OF OFFERINGS Major US Piracy and Global Sports Particular focus on cross product developments that Professional 35% Apparel Brand Brand span physical, digital, and services – strong product Sports League roadmap with positive existing customer feedback Tool and Major US Hardware Professional Brand 53% Manufacturer Sports League OPTIMIZATION OF SALES TEAM Escrow Services Leading Printer Brand 89% Including key hires into licensing and authentication, as Overseas Manufacturer well as key talent in online brand protection, beginning to translate into new account wins in 2022 and 2023 Boxing Anti-Virus Promotional Software Piracy 67% Company Provider GREATER FOCUS ON CROSS-SELL/UPSELL Biopharmaceutical Cosmetics Brand 100% Company Manufacturer Examples of significant uplift in some key accounts (of 10 to 100%), based on modular platforms with options to expand coverage and add premium features US Professional Global Media and Piracy 10% Sports Franchise Entertainment Co Note: As of Q4 FY’23. Proprietary and Confidential © OpSec Security, Inc | 28

6 ACQUISITION ENVIRONMENT AND TARGETS OpSec is actively developing a pipeline of acquisition targets across its target landscape… Managing and protecting Extend core Domain Management QUALIFIED TARGETS brand domain identities proposition Facilitating access to the Extend core IDENTIFIED TARGET Case Management wider IP legal market proposition Gaining control of IP and Vertical Digital Technologies QUALIFIED TARGETS industry-specific capability integration Extending solutions into ESG Address Supply Chain Traceability QUALIFYING AREA adjacencies and compliance agendas Increasing relevance in core Address Marketing and Licensing QUALIFYING AREA brand development areas adjacencies Moving into adjacencies to Address Sports Vertical LIVE TARGET adjacencies build industry leadership Adding geographic presence Presence LIVE TARGET Coverage and Consolidation and capturing synergy value and scale TARGET RICH MODERATE TARGETS FEW TARGETS Proprietary and Confidential © OpSec Security, Inc | 29

6 COMPELLING IP AND BRAND SERVICES FOR MARQUE CUSTOMERS OpSec is bringing together the full lifecycle for optimizing, monetizing, and protecting brands and IP for the world’s leading brand and content owners… Working with around two thirds of the most valuable brands Product Assets Identity Content Licensing Ideas Fraud Counterfeit Piracy Source: Interbrand Best Global Brands 2022 – the ranking of the world’s most valuable brands. Note: Only a subset of brands shown are OpSec customers. Proprietary and Confidential © OpSec Security, Inc | 30

7 KEY PERFORMANCE INDICATORS BEHIND THE BUSINESS PLAN

$218m

FY23 Group[(1)] revenues



95%

FY23 reoccurring[(3)] Group[(1)] revenue



5,000+

customers worldwide for the Group[(1)]



71%

Group[(1)] long-term cash conversion[(2)]



90%

FY23 net retention rate[(4)] in OpSec Solutions[(5)]



Source: Company information

Notes: Financials of OpSec Solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions' financials are calendarized to OpSec Solutions' fiscal year end by taking 1/4 of the current calendar year's financials and adding back 3/4 of the previous year's financials. OpSec Solutions' and Zacco Solutions' numbers are rounded for presentation purpose and may not sum due to rounding. (1) OpSec Solutions and Zacco Solutions. (2) Defined as (EBITDA – Capex – Other Costs) / EBITDA. Relates to FY2025 and Zacco's EBITDA includes an add-back of capitalised R&D, which is still subject to review by auditors. (3) Represents services provided for existing clients, subject to regular product refresh with no contractual minimum volumes. Involves services in physical products and physical/digital solutions, where product lines vary and orders are shorter term in nature albeit under generally documented customer specific Ts and Cs. (4) Annual contract value of contracts renewed in 2023 / Annual contract value of contracts renewing in 2023. (5) Metric relates to technology-enabled services part of OpSec Solutions.

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7 STRONG GROWTH AND HIGH REOCURRING REVENUES

2021–2025 PRO FORMA REVENUE[1] BREAKDOWN ($M)

Fiscal year end 31 March



CAGR 2021-23: 4%
CAGR 2023-25: 12%
CAGR
2021-23
2023-25
5%
14%
3%
11%
201
218
218
248
275
89
92
98
113
127
112
126
120
134
148
FY21A
FY22A
FY23E
FY24E
FY25E
OpSec Solutions
Zacco Solutions

KEY CONSIDERATIONS

OpSec Solutions:

- **2021-23** CAGR of **3%** mainly on the back of **adverse trading conditions due to COVID** and **restructuring of sales team in technology-enabled services**
  - Decline of **(5%) in FY23E** due to **sales team restructuring** that took place in **FY22A-FY23E** after **acquisition** of **Markmonitor's** online assets from **Clarivate**
- **2023-25** CAGR of **11%** attributed to **secular sector tail winds** and **strong market position** in sports and apparel for **physical products and physical / digital solutions** and growth in **technology-enabled services** after **sale team restructuring** and significant investments into **proprietary platforms**

Zacco Solutions:

- **Sale of German operations** and muted **macro-economic** activity **impacted patent registrations** which weighed down on 2021-23 performance resulting in **CAGR of 5%**
- **2023-25 CAGR** of **14%** on the back of **strong pipeline** of patent registrations resulting from a combination of factors including **leading market position, higher quality price competitive** offering due to recently completely staff re-organisation and completed investments into **digital transformation**

Source: Company information. Fiscal year ends March.
Notes: Financials of OpSec solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions' financials are calendarized to OpSec Solutions' fiscal year end by taking 1/4 of the current calendar year's financials and adding back 3/4 of the previous year's financials. OpSec Solutions' and Zacco Solutions' numbers are rounded for presentation purpose and may not sum due to rounding. (1) Pro-forma revenue accounts for acquisition of Zacco.

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7 GROWING PROFITABILITY AND CASH GENERATION

2021–2025 PRO FORMA EBITDA(1)(2) BREAKDOWN ($M)

Fiscal year end 31 March



CAGR 2021-23: 14%
CAGR 2023-25: 18%
26
9
17
28
10
18
34
14
20
40
17
23
47
19
28
FY21A
FY22A
FY23E
FY24E
FY25E
OpSec Solutions
Zacco Solutions
CAGR
2021-23
2023-25
10%
18%
21%
18%

EBITDA MARGIN

	FY21A	FY22A	FY23E	FY24E	FY25E
Combined	13%	13%	15%	16%	17%
OpSec Solutions	15%	14%	17%	17%	19%
Zacco Solutions	11%	11%	14%	15%	15%

CASH CONVERSION(3)

	FY21A	FY22A	FY23E	FY24E	FY25E
Combined	45%	39%	50%	64%	71%

Source: Company information. Fiscal year ends March.
Notes: Financials of OpSec Solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions' financials are calendarized to OpSec Solutions' fiscal year end by taking 1/4 of the current calendar year's financials and adding back 3/4 of the previous year's financials. Zacco's EBITDA includes an add-back of capitalised R&D, which is still subject to review by auditors. OpSec Solutions' and Zacco Solutions' numbers are rounded for presentation purpose and may not sum due to rounding. (1) Pro-forma revenue accounts for acquisition of Zacco. (2) Excludes ~$2.0-$2.5m of costs associated with running a publicly-listed company. (3) Defined as (EBITDA – Capex – Other Costs) / EBITDA. (4) New production capability for a big client and an enhanced digital printer in terms of size and capability for Europe.

KEY CONSIDERATIONS

OpSec Solutions:

- Margin up from 15% in FY21A to 19% in FY25E due to greater proportion of digital solutions sales and economies of scale in physical products and physical / digital solutions
  - Higher degree of automation on the back of investments into AI and targeted cost savings following the acquisition of Markmonitor's online assets from Clarivate

Zacco Solutions:

- Margin increasing from 11% in FY21A to 15% in FY25E benefitting from increasing digitisation of the business model leading to greater offshoring (a portion of the staff shifted to low cost economies) and leading market position combined with price competitiveness

Profitability:

- OpSec invested $7.5m into software development after acquisition of Markmonitor's online assets and further $4m into two production lines(4). These investments are complete as of FY23

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7 BREAKDOWN OF HISTORICAL AND PROJECTED FINANCIALS Pro Forma for Acquisition of Zacco Historical Plan CAGR $ In million, FYE 31 March FY2021A FY2022A FY2023E FY2024E FY2025E 2021-23 2023-25 OpSec Solutions 112 126 120 134 148 3% 11% Growth % -- 12% (5%) 12% 10% -- -- Zacco Solutions 89 92 98 113 127 5% 14% Growth % -- 4% 6% 16% 12% -- -- Total Revenue 201 218 218 248 275 4% 12% Growth % -- 9% 0% 14% 11% -- -- OpSec Solutions 55 65 59 71 79 3% 16% Margin % 49% 51% 49% 53% 54% -- -- Zacco Solutions 21 22 26 30 34 11% 15% Margin % 24% 24% 26% 27% 27% -- -- Gross Profit 76 87 84 101 113 6% 16% Margin % 38% 40% 39% 41% 41% -- -- Opex (50) (59) (51) (62) (66) 1% 14% % Revenues 25% 27% 23% 25% 24% -- -- OpSec Solutions 17 18 20 23 28 10% 18% Margin % 15% 14% 17% 17% 19% -- -- Zacco Solutions 9 10 14 17 19 21% 18% Margin % 11% 11% 14% 15% 15% -- -- (1) EBITDA 26 28 34 40 47 14% 18% Margin % 13% 13% 15% 16% 17% -- -- (2) Capex (10) (13) (10) (8) (7) (3%) (17%) % Revenues 5% 6% 5% 3% 2% -- -- (3) Other Costs (4) (5) (7) (7) (7) 31% (2%) % Revenues 2% 2% 3% 3% 2% -- -- (4) UFCF 12 11 17 25 33 21% 40% (5) Cash Conversion % 45% 39% 50% 64% 71% -- -- Source: Company information. Fiscal year ends March. Notes: Financials of OpSec Solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions’ financials are calendarized to OpSec Solutions’ fiscal year end by taking 1/4 of the current calendar year’s financials and adding back 3/4 of the previous year’s financials, once quarterly audited financials for Zacco are provided these numbers are subject to change. Zacco’s EBITDA includes an add-back of capitalised R&D, which is still subject to review by auditors. OpSec Solutions’ and Zacco Solutions’ numbers are rounded for presentation purpose and may not sum due to rounding. (1) Excludes ~$2.0-$2.5m of costs associated with running a publicly-listed company. (2) New production capability for transaction card solution and an enhanced digital printer in terms of size and capability for Europe. (3) Includes rental costs. (4) Defined as EBITDA – Capex – Other Costs. (5) Defined as (EBITDA – Capex – Other Costs) / EBITDA. Proprietary and Confidential © OpSec Security, Inc | 34

TRANSACTION CONSIDERATIONS Proprietary and Confidential © OpSec Security, Inc | 35

V PEER SELECTION COMPS SET COMMENTARY RELEVANCE p ID / Anti-fraud software and services that resemble OpSec’s online segment ID / SECURITY p Similar proposition in terms of providing protection and SOLUTIONS enforcement solutions q Mostly focusing on cyber security p Peers reflecting digital side of OpSec’s business TECH-ENABLED p Similar higher growth profile OUTSOURCING q Higher EBITDA margin profile p Similar business drivers and dynamics as OpSec’s authentication segment LOW-GROWTH ID / p Includes Avery Dennison, OpSec’s direct competitor in authentication SECURITY q Lower top-line growth profile Proprietary and Confidential © OpSec Security, Inc | 36

V OPERATIONAL BENCHMARKING

2023 – 2025 REVENUE CAGR (%)



ID / SECURITY SOLUTIONS MEDIAN: 7.4%
TECH-ENABLED OUTSOURCING: 9.8%
PHYSICAL ID / SECURITY: 3.6%
11.7%
7.8%
7.8%
3.2%
6.9%
8.0%
12.3%
11.6%
6.4%
2.9%
4.2%
3.6%(1)
OP SEC
EQUIFAX
DocuSign
Clarivate
GBG
genpact
EXL
WNS
VERRA MOBILITY
ZEBRA
CCL

2024 EBITDA MARGIN (%)



ID / SECURITY SOLUTIONS MEDIAN: 29.6%
TECH-ENABLED OUTSOURCING: 23.6%
PHYSICAL ID / SECURITY: 19.6%
16.1%(2)
34.3%
25.0%
42.4%
22.9%
18.4%
21.3%
25.8%
46.6%
22.6%
15.2%
19.6%
OP SEC
EQUIFAX
DocuSign
Clarivate
GBG
genpact
EXL
WNS
VERRA MOBILITY
ZEBRA
CCL

Source: publicly available Wall Street estimates, FactSet. Market data as of April 21, 2023, Financials calendarised to March YE.
Notes: Financials of OpSec solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions' financials are calendarized to OpSec Solutions' fiscal year end by taking 1/4 of the current calendar year's financials and adding back 3/4 of the previous year's financials. Zacco's EBITDA includes an add-back of capitalised R&D, which is still subject to review by auditors (1) Revenue for 2025 is estimated by applying 2023-24 growth rate to 2024 revenue as broker forecasts are NA for 2025. (2) Excludes ~$2.0-$2.5m of costs associated with running a publicly-listed company.

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V VALUATION BENCHMARKING FV / EBITDA 2024E ID / SECURITY SOLUTIONS MEDIAN: 14.8x TECH-ENABLED OUTSOURCING: 11.8x PHYSICAL ID / SECURITY: 12.4x 16.3x 16.4x 15.8x 13.7x 13.0x 12.8x 12.4x (1) 10.7x 10.1x 10.5x 9.9x 9.7x FV / EBITDA 2025E ID / SECURITY SOLUTIONS MEDIAN: 13.1x TECH-ENABLED OUTSOURCING: 10.7x PHYSICAL ID / SECURITY: 11.3x 14.6x 14.0x 13.8x 12.4x 11.8x 11.8x 11.3x 9.5x (2) (1) 9.5x 9.1x 9.5x 9.0x Source: publicly available Wall Street estimates, FactSet. Market data as of April 21, 2023. Financials calendarised to March YE. Notes: Financials of OpSec solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Financials are converted to USD using spot FX rate of DKK/USD 0.143. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions’ financials are calendarized to OpSec Solutions’ fiscal year end by taking 1/4 of the current calendar Proprietary and Confidential © OpSec Security, Inc | 38 year’s financials and adding back 3/4 of the previous year’s financials. Zacco’s EBITDA includes an add-back of capitalised R&D, which is still subject to review by auditors . (1) Excludes ~$2.0-$2.5m of costs associated with running a publicly-listed company. (2) EBITDA for 2025 is calculated by applying 2023-24 margin to 2025 estimated revenue, which is calculated by applying 2023-24 growth rate to 2024 revenue, as broker forecasts are NA for 2025.

APPENDIX Proprietary and Confidential © OpSec Security, Inc | 39

A BUSINESS MODEL OF OPSEC SOLUTIONS AND KEY REVENUE DRIVERS

OP SEC



Brand Protection

Helping clients across various industries protect their IP from counterfeiting, brand abuse, IP infringement, illicit trade, and online fraud

- Product authentication, verification, and tracing
- Brand enhancement applications (e.g. QR codes / NFC)
- Detection of unauthorised use of brands and products
- Test purchases to pursue enforcement and delisting from search engines



USD

Technology Materials

Helping payment cards companies prevent unauthorised card usage and government agencies protect operations from tax fraud and illicit trade

- High-security solutions for debit and credit cards
- "Demetallisation" products to badge authentic cards with difficult to replicate icons
- Authentication foils and films for high-security documents
- Tax stamps for restricted products such as tobacco or alcohol



Anti-Piracy and Anti-Fraud

Helping clients prevent unauthorised use of their brands in cyber crime as well as content creators, publishers, and media companies protect their IP

- Monitoring for and blocking of infringing content
- Reporting and analytics and delisting of piracy sites
- Detection and dealing with use of brands in phishing scams
- Detection of cyber crime and use of malware

95% FY23 Transactional Revenue[(1)] in Physical/digital Solutions

91% FY23 Recurring Revenue[(2)] in Technology-enabled Services

90% FY23 Retention Rate[(3)] in Technology-enabled Services

>20 years average tenure for top 10 accounts[(4)]

Source: Company information.

Notes: (1) Revenue from ongoing digital contracts or frameworks with no contracted minimum values. (2) Contractual revenue for the provision of services that recurs (predominantly) on an annual or semi-annual basis. This is principally time recognised income on annual contracts for our online piracy and OBP/Fraud products. (3) Annual contract value of contracts renewed in 2023 / Annual contract value of contracts renewing in 2023. (4) top 10 accounts based on revenue and relates to OpSec Solutions.

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A BUSINESS MODEL OF ZACCO AND KEY REVENUE DRIVERS Zacco is an IP services firm with a deep presence in the Nordic markets (especially in Sweden and Denmark) supporting clients across the whole intellectual property lifecycle IP Consulting IP Services Digital Services • Design, application, filing, • Validation and translation of • Software development and and protection of patents patents for recognition and cyber security • Identification and protection approval in multiple jurisdictions • Digital brand protection, of trademarks as well as • Patent and trademark renewal licensing and online brand litigation support and services due diligence corporate outsourcing 497 5,000+ 26 250,000 (1) (2) Full Time Employees Customers Offices Across 6 Countries IP Rights Source: Company information. Notes: (1) the number of paying clients past four quarters. (2) Patents, trademarks, design cases, and domains. Proprietary and Confidential © OpSec Security, Inc | 41

A EBITDA RECONCILIATION

OPSEC (1)

	Historical	
In million $, FYE 31 March	FY2021A	FY2022A
Operating Profit after JV	(1)	4
(+) Goodwill	6	8
(+) Depreciation	7	6
(+) Share-based payments	(1)	0
(+) Exceptional items	4	0
(+) Management fees	0	(0)
= EBITDA	17	18

zacco (2)

	Historical	
In DKK million, FYE 31 December	FY2021A	FY2022A
Operating Profit	20	45
(+) Platform costs[3]	17	10
(+) Exceptional costs	3	5
(+) Other operating income	1	--
(+) Depreciation and amortization	4	3
(+) IFRS-16 adjustment	20	24
= EBITDA	65	88

Notes: Financials of OpSec Solutions and Zacco Solutions are affected by seasonality. Their strongest quarters are January to March and October to December respectively. Audited financials may differ due to different FX rate applied for audit purposes. Zacco Solutions' financials are calendarized to OpSec Solutions' fiscal year end by taking 1/4 of the current calendar year's financials and adding back 3/4 of the previous year's financials. Zacco's EBITDA includes an add-back of capitalised R&D, which is still subject to review by auditors. OpSec Solutions' and Zacco Solutions' numbers are rounded for presentation purpose and may not sum due to rounding.
(1) Provided by the company and reconciling to audited financial statements. (2) Provided by the company and reconciling to company's internal data. (3) Capitalised R&D.

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SUMMARY RISK FACTORS (1/4) The list below of risk factors has been prepared as part of the Business Combination. The risks presented below are certain of the general risks related to the business of the OpSec, Investcorp and the combined company, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Investcorp, OpSec and the combined company with the SEC. If OpSec, Investcorp and the combined company cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, its business, financial condition, or results of operations could be materially and adversely affected. The risks described below are not the only ones OpSec, Investcorp and the combined company face. Additional risks that OpSec, Investcorp and the combined company currently do not know about or that they currently believe to be immaterial may also impair its business, financial condition or results of operations. You should review this Presentation and perform your own due diligence prior to making an investment in Investcorp, OpSec and the combined company. Risk Related to OpSec's Business • OpSec’s research and development activities may not yield sufficient results to remain competitive with the offerings of its competitors or effective against the technology and methods of bad actors. • OpSec’s forecasts are predicated upon it maintaining its current retention rates and failure to do so may negatively impact O pSec’s ability to meet its forecasts. • OpSec’s revenue growth and ability to achieve and sustain profitability will depend in part on being able to increase the pro ductivity, effectiveness and efficiency of its sales force. • Recent restructuring of certain parts of our sales force may impact near term performance and customer retention. • Failure to protect the reputation of OpSec’s brand or that of its customers could impact OpSec’s market reputation. • Failure of a key supplier to deliver OpSec’s specialist components on time or to specification could cause OpSec to fail to meet its customer contractual requirements, which could result in penalties, forfeiture of performance awards, loss of customer contracts and reputation damage. • Part of OpSec’s growth strategy includes a focus on emerging markets, including volatile areas that may expose OpSec to unsta ble political conditions, civil unrest, economic volatility, contagious disease, and other risks. • OpSec is subject to contractually mandated security audits on some of its products and facilities, and it cannot guarantee th at it will pass these audits or satisfy the requirements of its customers with regard to these audits, which could impact OpSec’s business relationships with its customers and its reputation. • OpSec’s business may suffer if its customers reduce their demand for OpSec’s products or services, or governments or their ag encies reduce their demand for OpSec’s products or services or discontinue or curtail their funding. Moreover, failure to comply with government contracting regulations coul d result in a loss of revenues, price adjustments or other penalties, which could impact OpSec’s reputation and prospects. • OpSec’s end customers may have lower volumes than anticipated in its annual forecasts, primarily in the authentication business, which would cause its quarterly revenue to fluctuate and not meet the annual revenue forecasts. Proprietary and Confidential © OpSec Security, Inc | 43

SUMMARY RISK FACTORS (2/4) Risk Related to OpSec's Business (cont’d) • Part of OpSec’s and Zacco’s revenues are seasonal by nature of the IP solutions business with historical performance indicating the fourth and third quarters are OpSec’s and Zacco’s strongest, respectively (for example, one-year contracts are not typically renewed until the third fiscal quarter each year, and patents and trademarks filings tend to occur more often at the end of the calendar year), which may cause its operating results to fluctuate significantly. • OpSec’s gross margins have fluctuated quarter to quarter and year to year as a result of factors including, but not limited t o, bonus accruals, foreign exchange rate movements and inflationary pressures, and we face many challenges in maintaining acceptable margins. • OpSec’s government contracts are typically multi-year contracts and renewals that may involve unpredictable delays and other unexpected changes. Such volatility and uncertainty might limit its actual revenue in any given quarter or year. • OpSec incurs a material interest burden, which represents an ongoing cost. If other risk factors crystallize and reduce OpSec ’s free cash generation, it could adversely affect its ability to service its debt or obtain additional financing. • Revenues may be adversely affected due to general economic and global conditions. • OpSec is dependent on third parties to implement its physical authentication products properly onto the target products, and those third parties may not incorporate OpSec’s products properly, which could adversely affect OpSec’s reputation and prospects. • OpSec operates in highly competitive markets. • OpSec is dependent on its senior management team and other highly skilled personnel. If OpSec is unable to attract or retain highly qualified personnel, OpSec may not be able to implement its business strategy successfully, which could adversely affect OpSec’s business, financial condition and results of operations. • OpSec has made significant investments in automation of processes and systems, including moving internal servers to AWS and Zacco staff moving to low cost centers, which may not meet its expectations. If they do not meet its expectations they could reduce its forecasted economies of scale, whic h will negatively impact our results of operations. • OpSec is subject to laws and regulations concerning its collection, processing, storage, sharing, disclosure and use of custo mer information and other sensitive data, and its actual or perceived failure to comply with data privacy and security laws and regulations could damage OpSec’s reputation and brand and harm its business and operating results. • Any material disruption in the information systems of OpSec, its subsidiaries or its third-party service providers (including its third-party cloud computing services) could adversely affect OpSec’s business, financial condition and results of operations. • If OpSec, any of its subsidiaries or its third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to its data, including data from customers or partners, OpSec’s reputation may be harmed, demand for services may be reduced and OpSec may incur significant l iabilities, which could adversely affect its business, financial condition and results of operations. • Any legal proceedings, investigations or claims brought against OpSec or any of its subsidiaries could be costly, time-consuming and distracting to management to defend, which could harm OpSec’s business, results of operations and reputation, regardless of the outcome of such proceedings, investigati ons or claims. Proprietary and Confidential © OpSec Security, Inc | 44

SUMMARY RISK FACTORS (3/4) Risk Related to OpSec's Business (cont’d) • OpSec’s failure to comply with the anti-corruption laws of the United States and various international jurisdictions could negatively impact its reputation and results of operations. • OpSec is subject to laws and regulations worldwide, many of which are unsettled and still developing and which could increase OpSec’s costs or materially and adversely affect its business. • OpSec’s IP rights may not be adequately protected against unauthorized use by third parties, and OpSec may face IP infringeme nt claims that could be costly to defend and/or result in the loss of such IP rights, which could adversely affect its business, financial results and results of operations. • OpSec may need to initiate or defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive and, if adversely determined, could limit its ability to sell our solutions or otherwise operate its business. • OpSec may be unable to achieve some or all of the operational cost improvements and other benefits that it expects to realize as a result of organic growth, existing or future acquisitions, joint ventures, investments or dispositions, including from the Zacco acquisition. • OpSec’s international operations may expose it to potentially adverse tax consequences. • OpSec is subject to anti-corruption, anti-bribery, anti-money laundering, economic and trade sanctions and similar laws, and non-compliance with such laws could subject OpSec to criminal or civil liability. Many of these laws and regulations are still developing, all of which could result in increas ed costs or materially and adversely affect its business, financial condition and results of operations. Risks Related to OpSec's Ordinary Shares Following the Business Combination • The price of the Ordinary Shares may be volatile, and the value of OpSec’s Ordinary Shares may decline. • A market for the securities may not develop or be sustained, which would adversely affect the liquidity and price of OpSec’s securities, and OpSec may experience a material decline in price relative to the share price of Investcorp prior to the business combination. • OpSec’s issuance of additional share capital in connection with financings, acquisitions, investments, its equity incentive plans or otherwise (including in connection with the exercise of any warrants and the conversion of Class B Ordinary Shares to Class A Ordinary Shares following the closing of th e business combination) will dilute all other shareholders. • OpSec will be a foreign private issuer; and, as a result, OpSec will not be subject to U.S. proxy rules and will be subject t o Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company. • Beginning in January 2022, there has been a drop in the market values of growth-oriented companies. Accordingly, securities of growth companies such as OpSec may be more volatile than other securities and may involve special risks. Proprietary and Confidential © OpSec Security, Inc | 45

SUMMARY RISK FACTORS (4/4) Risks Related to the Business Combination • The process of taking a company public by means of a business combination with a special purpose acquisition company is diffe rent from taking a company public through an underwritten offering and may create risks for unaffiliated investors. • While the Investcorp Board has obtained a fairness opinion in determining whether or not to pursue the proposed business combination, it may not have properly valued OpSec’s business. • Because the Investcorp Sponsor and Investcorp’s directors and executive officers have interests that may differ with those of Investcorp’s shareholders, a conflict of interest may exist in determining whether the proposed business combination with OpSec is appropriate as Investcorp’s initial business combination. Such interests include that the Investcorp Sponsor, as well as its executive directors and officers, will lose their entire investment in Investcorp if it does not comp lete a business combination. • The ability of Investcorp’s public shareholders to exercise redemption rights with respect to a large number of its public shares may not allow OpSec and Investcorp to complete the most desirable business combination or optimize the capital structure of Pubco. • Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination. Proprietary and Confidential © OpSec Security, Inc | 46